Exhibit 10.7

Dated 2 March 2015

Underlease

between

Immunocore Limited

and

Adaptimmune Limited

relating to

Ground Floor East Wing

91 Park Drive

Milton Park

PARTIES

(1)                                 IMMUNOCORE LIMITED incorporated and registered in England and Wales with company number 06456207 whose registered office is at 90 Milton Park Abingdon Oxfordshire OX14 4RY (Landlord).

(2)                                 ADAPTIMMUNE LIMITED incorporated and registered in England and Wales with company number 6456741 whose registered office is at 91 Milton Park Abingdon Oxfordshire OX14 4RY (Tenant).

This lease made on the date and between the parties specified above Witnesses as follows:

1                                         Definitions and Interpretation

In this lease unless the context otherwise requires:

1.1                               Definitions

Adjoining Property means any adjoining or neighbouring premises in which the Landlord or a Group Company of the Landlord holds or shall at any time during the Term hold a freehold or leasehold interest;

Base Rate means the base rate from time to time of Barclays Bank PLC or (if not available) such comparable rate of interest as the Landlord shall reasonably require;

Break Date means 1 June 2017

Building means the building known as 91 Park Drive, Milton Park (of which the Property forms part) and shown for the purposes of identification edged blue on Plan 2 and includes any part of it and any alteration or addition to it or replacement of it;

Building Services means the services provided or procured by the Superior Landlord in relation to the Building as set out in Part III of the Third Schedule;

Building Specification means the specification marked “Building Specification” annexed to this lease at the Fourth Schedule;

Common Control means that each of the companies concerned has 50% or more of its outstanding voting stock in the ownership of the same persons or companies;

Common Parts means the accesses, lifts and other areas of the Building from time to time designated by the Superior Landlord for common use by the tenants and occupiers of the Building;

Conduit means any existing or future media for the passage of substances or energy and any ancillary apparatus attached to them and any enclosures for them;

Contractual Term means a term of years beginning on the date of this lease and ending on, and including 21st September 2020;

Current Rent means the Principal Rent payable under this lease immediately before the Review Date

Encumbrances means the obligations and encumbrances (if any) specified in Part III of the First Schedule;

Estate means Milton Park, Abingdon, Oxfordshire (of which the Building forms part) and the buildings from time to time standing on it shown on Plan 3 together with any other adjoining land which is incorporated into Milton Park;

Estate Common Areas means the roads, accesses, landscaped areas, car parks, estate management offices and other areas or amenities on the Estate or outside the Estate but serving or otherwise benefiting the Estate as a whole which are from time to time provided or designated for the common amenity or benefit of the owners or occupiers of the Estate;

Estate Services means the services provided or procured by the Superior Landlord in relation to the Estate as set out in Part II of the Third Schedule;

Group Company means a company which is a member of the same group of companies within the meaning of Section 42 of the 1954 Act or is within Common Control;

Guarantor means any guarantor of the obligations of the Tenant for the time being;

Insurance Commencement Date means the date of this lease;

Insured Risks means fire, lightning, earthquake, explosion, terrorism, aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom, riot, civil commotion, malicious damage, storm or tempest, bursting or overflowing of water tanks apparatus or pipes, flood and impact by road vehicles (to the extent that insurance against such risks may ordinarily be arranged with an insurer of good repute) and such other risks or insurance as may from time to time be reasonably required by the Superior Landlord (subject in all cases to such usual exclusions and limitations as may be imposed by the insurers), and Insured Risk means any one of them;

Landlord means the party to this lease so named at the beginning of this lease and includes any other person entitled to the immediate reversion to this lease;

Landlord’s Surveyor means a suitably qualified person or firm appointed by the Landlord (including an employee of the Landlord or a Group Company) to perform the function of a surveyor for the purposes of this lease;

Lease Particulars means the descriptions and terms in the section headed Lease Particulars which form part of this lease insofar as they are not inconsistent with the other provisions of this lease;

Lettable Units means any part of the Building which is let or separately occupied or constructed or adapted for letting or separate occupation from time to time;

Permitted Use means use within Class B1 of the 1987 Order;

Plan means the plan or plans annexed to this lease and marked Plans 1, 2 and 3;

Principal Rent means ONE HUNDRED AND THIRTY THOUSAND POUNDS (£130,000) per annum and subject to increase in accordance with clause 3.4;

Property means the property known as the east wing of the ground floor of the Building as demised in the Superior Lease and edged in red on Plan 1 and includes any part of it any alteration or addition to the Property and any fixtures and fittings in or on the Property and includes:-

(i)                                     the floorboards, screed, plaster and other finishes on the floors, walls, columns and ceilings, and all carpets;

(ii)                                  the raised floors and false ceilings (including light fittings) and the voids between the ceilings and false ceilings and the floor slab and the raised floors;

(iii)                               non-load bearing walls and columns in the Property and one half of the thickness of such walls dividing the Property from other parts of the Building;

(iv)                              all doors and internal windows and their frames, glass and fitments;

(v)                                 all Conduits, plant and machinery within and solely serving the same;

(vi)                              all Landlord’s fixtures and fittings;

(vii)                           all alterations and additions;

but excludes:

Plan 1

NOTES:

1. DRAWINGS TO BE READ IN CONJUNCTION WITH ALL SERVICES AND STRUCTURAL ENGINEERS DRAWINGS & SPECIFICATIONS.
2. © COPYRIGHT. DRAWINGS NOT TO BE REPRODUCED OR USED WITHOUT PRIOR WRITTEN CONSENT.

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Ordnance Survey, (c) Crown Copyright 2011. All rights reserved. Licence number 100020449

REF	DATE	REVISION	DRAWN	CHECKED

SCALE	DATE	DRAWN BY	CHECKED BY
1:1250@A4	13/5/12	TH	CW

DRAWING
91 MILTON PARK
GROUND FLOOR EAST
LAND REGISTRY
DEMISE LAYOUT

PROJECT
MEPC TENANCY
UPDATES

CLIENT
MEPC
Milton Park

RIDGE

THE COWYARDS
BLENHEIM PARK
OXFORD ROAD
WOODSTOCK, OX20 1QR
Also at Reading, Bristol, London and Leicester

TEL: 01993 815000
FAX: 01993 815001
www.ridge.co.uk

DRG NO: 111087-91 EAST
REV:

FILE REFERENCE:
XREF FILE REFERENCE:

Plan 2

NOTES:

1. DRAWINGS TO BE READ IN CONJUNCTION WITH ALL SERVICES AND STRUCTURAL ENGINEERS DRAWINGS & SPECIFICATIONS.
2. © COPYRIGHT, DRAWINGS NOT TO BE REPRODUCED OR USED WITHOUT PRIOR WRITTEN CONSENT.

N
NE
E
SE
S
SW
W
NW
92
91
Tank
Ramp
El Sub Sta
1:1250
0 5 10 15 20 30 40 50M

Ordnance Survey, (c) Crown Copyright 2011. All rights reserved. Licence number 100020449

REV	DATE	REVISION	DRAWN	CHECKED

SCALE: 1:1250@A4 DATE: 13/5/12 DRAWN BY: TH CHECKED BY: CW

DRAWING: 91 MILTON PARK GROUND FLOOR WEST PARKING PLAN

PROJECT: MEPC TENANCY UPDATES

CLIENT: MEPC Milton Park

RIDGE

THE COWYARDS
BLENHEIM PARK
OXFORD ROAD
WOODSTOCK, OX20 1QR
Also at Reading, Bristol, London and Leicester

TEL: 01993 815000
FAX: 01993 815001
www.ridge.co.uk

DWG NO: 111087-91 PKG WEST REV:

FILE REFERENCE:

XREF FILE REFERENCE:

Plan 3

MEPC

Estate Map

CROFT DRIVE
INNOVATION DRIVE
WESTERN AVENUE
JUBILEE AVENUE
OLYMPIC AVENUE
EASTERN AVENUE
BROOK DRIVE
PARK DRIVE

Milton Park

Grow. Succeed. Belong.

(i)                                     all structural and external parts of the Building;

(ii)                                  all Conduits, plant and machinery serving other parts of the Building;

Quarter Days means 25 March, 24 June, 29 September and 25 December in every year and Quarter Day means any of them;

Reimbursement Sum means the written down cost (if any) at the time this Lease ends in respect of the works installed within the Property prior to the date of this lease at a cost of £118,330 and subsequently written down at 20% per annum on a straight-line basis calculated on a daily pro rata basis commencing from 1st November 2013 and ending on and including the date of determination of this lease.

Review Date means 29th September 2016

Service Charge means the Service Charge set out in the Third Schedule;

Service Charge Commencement Date means the date of this lease;

Services means the Estate Services and the Building Services;

Signage Zones means the signage areas in the reception areas and in the lift lobbies on the ground floor of the Building and on the southern external wall of the Building.

Superior Landlord means the person entitled to the immediate reversion of the Superior Lease

Superior Landlord’s Surveyor means a suitably qualified person or firm appointed by the Superior Landlord (including an employee of the Landlord or a Group Company of the Superior Landlord) to perform the function of a surveyor for the purposes of this lease;

Superior Lease means a lease of the Property dated 8 November 2013 and made between (1) MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited and (2) Immunocore Limited and any documents supplemental to it.

Superior Rent means the annual rent payable by the Landlord under clause 3.1 of the Superior Lease

Tenant means the party to this underlease so named at the beginning of this lease and includes its successors in title;

Term means the Contractual Term;

This lease means this underlease and any document supplemental to it or entered into pursuant to it;

Uninsured Risks means an Insured Risk against which insurance is from time to time unobtainable on normal commercial terms in the London insurance market at reasonable commercial rates for a property equivalent in size, layout, type and location.

VAT means Value Added Tax and any similar tax substituted for it or levied in addition to it;

1954 Act means the Landlord and Tenant Act 1954;

1987 Order means the Town and Country Planning (Use Classes) Order 1987 (as originally made);

1995 Act means the Landlord and Tenant (Covenants) Act 1995;

2003 Order means The Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

1.2                               Interpretation

1.2.1                     If the Landlord, Tenant or the Guarantor is more than one person then their covenants are joint and several;

1.2.2                     Any reference to a statute includes any modification extension or re-enactment of it and any orders, regulations, directions, schemes and rules made under it;

1.2.3                     Any covenant by the Tenant not to do any act or thing includes an obligation not knowingly to permit or suffer such act or thing to be done;

1.2.4                     If the Landlord reserves rights of access or other rights over or in relation to the Property then those rights extend to persons authorised by it;

1.2.5                     References to the act or default of the Tenant include acts or default or negligence of any undertenant or of any one at the Property with the Tenant’s or any undertenant’s permission or sufferance;

1.2.6                     The index and Clause headings in this lease are for ease of reference only;

1.2.7                     References to the last year of the Term shall mean the twelve months ending on the expiration or earlier termination of the Term;

1.2.8                     References to Costs include all liabilities, claims, demands, proceedings, damages, losses and proper and reasonable costs and expenses;

1.2.9                     References to Principal Rent, Current Rent, are references to yearly sums.

1.2.10              Any reference to the need for the Landlord’s consent includes the consent of the Superior Landlord where the same is required by the Superior Lease.

2                                         Demise

The Landlord with Full Title Guarantee DEMISES the Property to the Tenant for the Contractual Term TOGETHER WITH the rights set out in Part I of the First Schedule, EXCEPT AND RESERVING as mentioned in Part II of the First Schedule and SUBJECT TO the Encumbrances;

3                                         Rent

The Tenant will pay by way of rent during the Term or until released pursuant to the 1995 Act without any deduction counterclaim or set off except where required by law:

3.1                               The Principal Rent and any VAT by equal quarterly payments in advance on the Quarter Days to be paid by Direct Debit, Banker’s Standing Order or other means as the Landlord requires, the first payment for the period from and including the date of this Lease to (but excluding) the next Quarter Day to be made on the date of this Lease;

3.2                               The Service Charge and any VAT at the times and in the manner set out in the Third Schedule;

3.3                               The following amounts and any VAT:

3.3.1                     the sums specified in Clauses 4.1 [interest] and 4.2 [outgoings and utilities];

3.3.2                     the sums specified in Clause 6.2.1 [insurance];

3.3.3                     all Costs incurred by the Landlord as a result of any breach of the Tenant’s covenants in this lease.

3.4                               Subject to clause 3.5 on the Review Date the Principal Rent shall be reviewed so that the rent payable under this lease shall be an amount equivalent to the Superior Rent as reviewed and payable under the Superior Lease

3.5                               The Landlord will not agree the Superior Rent without the consent of the Tenant (such consent not to be unreasonably withheld or delayed)

3.6                               If the Superior Rent has not been ascertained by the Review Date:

3.6.1                     the Current Rent shall continue to be payable until the Superior Rent is ascertained;

3.6.2             when the Superior Rent is ascertained:

(i)                             the Tenant shall pay within 14 days notification of ascertainment of the Superior Rent:

(a)                 any difference between the Principal Rent payable immediately before the Review Date and the Principal Rent which would have been payable had the Superior Rent been ascertained on the Review Date (the Balancing Payment); and

(b)                 interest on the Balancing Payment at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Superior Rent been ascertained on the Review Date;

3.6.3             the Landlord and Tenant shall sign and exchange a memorandum recording the amount of the Superior Rent.

4                                         Tenant’s covenants

The Tenant covenants with the Landlord throughout the Term, or until released pursuant to the 1995 Act, as follows:

4.1                               Interest

If the Landlord does not receive any sum due to it within 14 days of the due date to pay on demand interest on such sum at 2 per cent above Base Rate from the due date until payment (both before and after any judgment), provided this Clause shall not prejudice any other right or remedy for the recovery of such sum;

4.2                               Outgoings and Utilities

4.2.1             To pay all existing and future rates, taxes, charges, assessments and outgoings in respect of the Property (whether assessed or imposed on the owner or the occupier), except any tax (other than VAT) arising as a result of the receipt by the Landlord of the rents reserved by this lease and any tax arising on any dealing by the Landlord with its reversion to this lease;

4.2.2             To pay for all gas, electricity, water, telephone and other utilities used on the Property, and all charges for meters and all standing charges, and a fair and reasonable proportion of any joint charges as determined by the Landlord’s Surveyor;

4.3                               VAT

4.3.1             Any payment or other consideration to be provided to the Landlord is exclusive of VAT, and the Tenant shall in addition pay any VAT chargeable on the date the payment or other consideration is due;

4.3.2             Any obligation to reimburse or pay the Landlord’s expenditure extends to irrecoverable VAT on that expenditure, and the Tenant shall also reimburse or pay such VAT;

4.4                               Repair

4.4.1             To keep the Property and any Conduits plant and equipment serving only the Property in good and substantial repair and condition (damage by the Uninsured Risks or by the Insured Risks excepted save to the extent that insurance moneys are irrecoverable as a result of the act or default of the Tenant);

4.4.2             To make good any disrepair for which the Tenant is liable within 2 months after the date of written notice from the Landlord (or sooner if the Landlord reasonably requires);

4.4.3                     If the Tenant fails to comply with any such notice the Landlord may enter and carry out the work and the cost shall be reimbursed by the Tenant on demand as a debt;

4.4.4                     To enter into maintenance contracts with reputable contractors for the regular servicing of all plant and equipment serving only the Property;

4.5                               Decoration

4.5.1                     To clean, prepare and paint or treat and generally redecorate all internal parts of the Property in the last year of the Term;

4.5.2                     All the work described in Clause 4.5.1 is to be carried out:

(i)                             in a good and workmanlike manner to the Landlord’s reasonable satisfaction; and

(ii)                          in colours which (if different from the existing colour) are first approved in writing by the Landlord (approval not to be unreasonably withheld or delayed);

4.6                               Cleaning

4.6.1                     To keep the Property clean, tidy and free from rubbish;

4.6.2                     To clean the inside of windows and any washable surfaces at the Property as often as reasonably necessary;

4.7                           Overloading

Not to overload the floors, ceilings or structure of the Property or the structure of the Building or any plant machinery or electrical installation serving the Property or the Building;

4.8                               Conduits

To keep the Conduits in or serving the Property clear and free from any noxious, harmful or deleterious substance, and to remove any obstruction and repair any damage to the Conduits as soon as reasonably practicable to the Landlord’s reasonable satisfaction;

4.9                               User

4.9.1                     Not to use the Property otherwise than for the Permitted Use;

4.9.2                     Not to use the Property for any purpose which is:

(i)                                     noisy, offensive, dangerous, illegal, immoral or an actionable nuisance; or

(ii)                                  which in the reasonable opinion of the Landlord causes damage or disturbance to the Landlord, or to owners or occupiers of any neighbouring property; or

(iii)                               which involves any substance which may be harmful, polluting or contaminating other than in quantities which are normal for and used in connection with the Permitted Use;

4.10                        Signs

Subject to the Tenant’s rights in paragraph 7 of Part 1 of Schedule 1 not to erect any sign, notice or advertisement which is visible outside the Property without the Landlord’s prior written consent;

4.11                        Alterations

4.11.1              Not to make any alterations or additions which:

(i)                                     affect the structure of the Building (including without limitation the roofs and foundations and the principal or load-bearing walls, floors, beams and columns);

(ii)                                  merge the Property with any adjoining premises;

(iii)                               affect the external appearance of the Property;

(iv)                              affect the heating air-conditioning and ventilation systems at the Building;

4.11.2              Not to make any other alterations or additions to the Property without the Landlord’s written consent (which is not to be unreasonably withheld or delayed) save that the Tenant may install or demount internal non structural partitioning without the consent of the Landlord provided plans showing the extent of such works are deposited with the Landlord promptly on completion of the works;

4.12                        Preservation of Easements

4.12.1              Not to prejudice the acquisition of any right of light for the benefit of the Property and to preserve all rights of light and other easements enjoyed by the Property;

4.12.2              Promptly to give the Landlord notice if any easement enjoyed by the Property is obstructed, or any new easement affecting the Property is made or attempted;

4.13                        Alienation

4.13.1              Not to:

(i)                                     assign, charge, underlet or part with possession of the whole or part only of the Property nor to agree to do so except by an assignment of the whole of the Property permitted by this Clause 4.13;

(ii)                                  share the possession or occupation of the whole or any part of the Property;

(iii)                               assign, part with or share any of the benefits or burdens of this lease, or any interest derived from it by a virtual assignment or other similar arrangement;

4.13.2              Assignment

Not to assign or agree to assign the whole of the Property without the Landlord’s written consent (not to be unreasonably withheld or delayed), provided that:

(i)                                     the Landlord may withhold consent in circumstances where in the reasonable opinion of the Landlord

(a)                                 the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant’s covenants in this lease; or

(b)                                 such persons as the Landlord reasonably requires do not act as guarantors for the assignee and do not enter into direct covenants with the Landlord including the provisions set out in the Second Schedule (but referring in paragraph 1.2 to the assignee);

(ii)                                  the Landlord’s consent shall in every case be subject to conditions (unless expressly excluded) requiring that:

(a)                                 the assignee covenants with the Landlord to pay the rents and observe and perform the Tenant’s covenants in this lease during the residue of the Term, or until released pursuant to the 1995 Act;

(b)                                 the Tenant enters into an authorised guarantee agreement guaranteeing the performance of the Tenant’s covenants in this lease by the assignee including the provisions set out in paragraphs 1-5 (inclusive) of the Second Schedule (but omitting paragraph 1.2);

(c)                                  all rent and other payments due under this lease are paid before completion of the assignment;

4.13.3              Covenant with Superior Landlord

The Tenant covenants with the Superior Landlord to observe and perform the tenant’s covenants in the Superior Lease (except for payment of the rents) during the term od this lease or until released pursuant to the 1995 Act

4.13.4              Group Sharing

Notwithstanding Clause 4.13.1 the Tenant may share occupation of the whole or any part of the Property with a Group Company PROVIDED THAT

(a)                                 the relationship of landlord and tenant is not created; and

(b)                                 occupation by any Group Company shall cease upon it ceasing to be a Group Company; and

(c)                                  the Tenant informs the Landlord in writing before each occupier commences occupation and after it ceases occupation;

4.14                        Registration

Within 21 days to give to the Landlord’s solicitors (or as the Landlord may direct) written notice of any assignment, charge, underlease or other devolution of the Property together with a certified copy of the relevant document and a reasonable registration fee of not less than £50;

4.15                        Statutory Requirements and Notices

4.15.1              To supply the Landlord with a copy of any notice, order or certificate or proposal for any notice order or certificate affecting or capable of affecting the Property as soon as it is received by or comes to the notice of the Tenant;

4.15.2              To comply promptly with all notices served by any public, local or statutory authority, and with the requirements of any present or future statute or European Union law, regulation or directive (whether imposed on the owner or occupier), which affects the Property or its use;

4.15.3              At the request of the Landlord, but at the joint cost of the Landlord and the Tenant, to make or join the Landlord in making such objections or representations against or in respect of any such notice, order or certificate as the Landlord may reasonably require;

4.16                        Planning

4.16.1              Not to apply for or implement any planning permission affecting the Property without first obtaining the Landlord’s written consent (not to be unreasonably withheld or delayed in cases where the subject matter of the planning permission has been approved by the Landlord pursuant to the other provisions of this lease);

4.16.2              If a planning permission is implemented the Tenant shall complete all the works permitted and comply with all the conditions imposed by the permission before the determination of the Term (including any works stipulated to be carried out by a date after the determination of the Term unless the Landlord requires otherwise);

4.17                        Contaminants and Defects

4.17.1              To give the Landlord prompt written notice upon becoming aware of the existence of any defect in the Property, or of the existence of any contaminant, pollutant or harmful substance on the Property but not used in the ordinary course of the Tenant’s use of the Property;

4.17.2              If so requested by the Landlord, to remove from the Property or remedy to the Landlord’s reasonable satisfaction any such contaminant, pollutant or harmful substance introduced on the Property by or at the request of the Tenant;

4.18                        Entry by Landlord

To permit the Landlord at all reasonable times and on reasonable notice (which shall not be less than 72 hours’ notice except in emergency) to enter the Property in order to:

4.18.1              inspect and record the condition of the Property or other parts of the Building or the Adjoining Property;

4.18.2              remedy any breach of the Tenant’s obligations under this lease;

4.18.3              repair, maintain, clean, alter, replace, install, add to or connect up to any Conduits which serve the Building or the Adjoining Property;

4.18.4              repair, maintain, alter or rebuild the Building or the Adjoining Property;

4.18.5              comply with any of its obligations under this lease;

Provided that the Landlord shall only exercise such rights where necessary and shall cause as little inconvenience as reasonably practicable in the exercise of such rights and shall promptly make good all physical damage to the Property caused by such entry;

4.19                        Landlord’s Costs

To pay to the Landlord on demand amounts equal to such Costs as it may properly and reasonably incur:

4.19.1              in connection with any application for consent made necessary by this lease (including where consent is lawfully refused or the application is withdrawn);

4.19.2              incidental to or in reasonable contemplation of the preparation and service of a schedule of dilapidations (whether before or within three (3) months after the end of the Term) or a notice or proceedings under Section 146 or Section 147 of the Law of Property Act 1925 (even if forfeiture is avoided other than by relief granted by the Court);

4.19.3              in connection with the enforcement or remedying of any breach of the covenants in this lease on the part of the Tenant and any Guarantor;

4.19.4              incidental to or in reasonable contemplation of the preparation and service of any notice under Section 17 of the 1995 Act;

4.20                        Yielding up

Immediately before the end of the Term:

(i)                                     to give up the Property repaired and decorated and otherwise in accordance with the Tenant’s covenants in this lease;

(ii)                                  if the Landlord so requires, to remove all alterations made during the Term or any preceding period of occupation by the Tenant and reinstate the Property in accordance with the Building Specification as the Landlord shall reasonably direct and to its reasonable satisfaction;

(iii)                               to remove all signs, tenant’s fixtures and fittings and other goods from the Property, and make good any damage caused thereby to the Landlord’s reasonable satisfaction;

(iv)                              to replace any damaged or missing Landlord’s fixtures with ones of no less quality and value;

(v)                                 to replace all carpets with ones of no less quality and value than those in the Property at the start of the Contractual Term;

(vi)                              to give to the Landlord all operating and maintenance manuals together with any health and safety files relating to the Property;

(vii)                           to provide evidence of satisfactory maintenance of plant and machinery including (without limitation) electrical installation condition reports in respect of all of the electrical circuits and supply equipment in the Property, and any other condition reports as required under any relevant statute or European Union law, regulation or directive and copies of all service records;

(viii)                        to return any security cards or passes provided by the Landlord for use by the Tenant and its visitors.

4.21                        Encumbrances

To perform and observe the Encumbrances so far as they relate to the Property.

4.22                        Roads Etc

Not to obstruct the roads, pavements, footpaths and forecourt areas from time to time on the Estate in any way whatsoever and not to use any part of the forecourts and car parking spaces or other open parts of the Property for the purpose of storage or deposit of any materials, goods, container ships’ pallets, refuse, waste scrap or any other material or matter.

4.23                        Parking Restrictions

Except as to any right specifically granted in this lease not to permit any vehicles belonging to or calling upon the Tenant to stand on the roads, car parking spaces, forecourts, pavements or footpaths on the Estate.

4.24                        Regulations and Common Parts

4.24.1              At all times during the Term to observe and perform such regulations (if any) in respect of the Building or the Estate as the Landlord or Superior Landlord may reasonably think expedient to the proper management of the Building or the Estate and which are notified to the Tenant.

4.24.2              Not to cause any obstruction to the Common Parts or any part of the Building.

4.25                        Land Registration Provisions

Immediately after the end of the Term (and notwithstanding that the Term has ended), the Tenant shall make an application to close any entries on the registered title of this lease and shall ensure that any requisitions raised by the Land Registry in connection with that application are dealt with promptly and properly and the Tenant shall keep the Landlord informed of the progress and completion of its application.

4.26                        Superior Lease

Not to cause the Landlord to be in breach of its tenant covenants in the Superior Lease.

5                                         Landlord’s Covenants

5.1                               Quiet Enjoyment

The Landlord covenants with the Tenant that the Tenant may peaceably enjoy the Property during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it.

5.2                               Superior Landlord Covenants

5.2.1                     Subject to the Tenant paying the rents reserved by this lease and observing the Tenant’s covenants the Landlord shall pay the rents reserved by the Superior Lease.

5.2.2                     At the request and cost of the Tenant on a full indemnity basis the Landlord shall use all reasonable endeavours to procure that the Superior Landlord provides the Services in accordance with the Superior Lease and otherwise complies with the landlord covenants in the Superior Lease.

5.3                               Consents

Where the consent or approval of the Superior Landlord is required to any act or thing under this lease the Landlord shall, at the cost of the Tenant, use all reasonable endeavours to obtain the consent or approval of the Superior Landlord where the Superior Landlord is under an obligation in the Superior Lease not to unreasonably withhold its consent to the act or thing for which consent or approval is sought.

5.4                               Reimbursement Sum

Within 10 working days following termination or expiry of this Lease the Landlord shall pay to the Tenant the Reimbursement Sum (if any).

5.5               The obligation for the Landlord to pay the Reimbursement Sum shall not apply in circumstances whereby the Superior Landlord has become the Landlord by virtue of acquisition or otherwise of the immediate reversion to this Underlease.

6                                         Insurance

6.1                               Landlord’s insurance covenants

The Landlord covenants with the Tenant as follows:

6.1.1                     To procure that the Superior Landlord insures the Building (other than tenant’s and trade fixtures and fittings) unless the insurance is invalidated in whole or in part by any act or default of the Tenant:

(i)                                     with an insurance office or underwriters of repute;

(ii)                                  against loss or damage by the Insured Risks;

(iii)                               subject to such excesses as may be imposed by the insurers;

(iv)                              in the full cost of reinstatement of the Building (in modern form if appropriate) including shoring up, demolition and site clearance, professional fees, VAT and allowance for building cost increases;

6.1.2                     To procure that the Superior Landlord insures against loss of the Principal Rent thereon payable or reasonably estimated by the Superior Landlord to be payable under the Superior Lease arising from damage to the Property by the Insured Risks for three years or such longer period as the Superior Landlord may reasonably require having regard to the likely period for reinstating the Property;

6.1.3                     The Landlord will use its reasonable endeavours to procure that the insurer waives its rights of subrogation against the Tenant (so long as such provision is available in the London insurance market) and to ensure that the Tenant’s interest is noted on such policy (which may be by way of the policy providing for a general noting of the interests of tenants)

6.1.4                     At the request and cost of the Tenant (but not more frequently than once in any twelve month period) to produce summary details of the terms of the insurance under this Clause 6.1 to the extent that the same have been provided to it by the Superior Landlord (which the Landlord will use its reasonable endeavours to obtain);

6.1.5                     To notify the Tenant as soon as becoming aware of any material change in the terms and conditions of the insurer in relation to the policy under which the Building is for the time being insured;

6.1.6                     If the Building is destroyed or damaged by an Insured Risk, then, unless payment of the insurance moneys is refused in whole or part because of the act or default of the Tenant, and subject to obtaining all necessary planning and other consents to procure that the Superior Landlord complies with its covenant to use the insurance proceeds (except those relating to loss of rent and fees) and any uninsured excess paid by the Tenant under Clause 6.2.4(ii) in reinstating the same (other than tenant’s and trade fixtures and fittings) as quickly as reasonably practicable in modern form if appropriate but not necessarily identical in layout and (in relation to the Property) substantially as it was before the destruction or damage;

6.2                               Tenant’s insurance covenants

The Tenant covenants with the Landlord from and including the Insurance Commencement Date and then throughout the Term or until released pursuant to the 1995 Act as follows:

6.2.1                     To pay to the Landlord on demand sums equal to:

(i)                                     a fair proportion (reasonably determined by the Superior Landlord’s Surveyors) of the amount which the Superior Landlord spends on insurance pursuant to Clause 6.1.1;

(ii)                                  the whole of the amount which the Superior Landlord spends on insurance pursuant to Clause 6.1.2;

(iii)                               the cost of property owners’ liability and third party liability insurance in connection with the Property;

(iv)                              the cost of any professional valuation of the Property properly required by the Superior Landlord (but not more than once in any two year period);

6.2.2                     To give the Landlord immediate written notice on becoming aware of any event or circumstance which might affect or lead to an insurance claim;

6.2.3                     Not to do anything at the Property which would or might prejudice or invalidate the insurance of the Building or the Adjoining Property or cause any premium for their insurance to be increased;

6.2.4                     To pay to the Landlord on demand:

(i)                                     any increased premium and any Costs incurred by the Superior Landlord or Landlord as a result of a breach of Clause 6.2.3;

(ii)                                  a fair proportion (reasonably determined by the Superior Landlord’s Surveyors) of any uninsured excess to which the insurance policy may be subject;

(iii)                               the whole of the irrecoverable proportion of the insurance moneys if the Building or any part are destroyed or damaged by an Insured Risk but the insurance moneys are irrecoverable in whole or part due to the act or default of the Tenant;

6.2.5                     To comply with the requirements and reasonable recommendations of the insurers;

6.2.6                     To notify the Landlord and Superior Landlord of the full reinstatement cost of any fixtures and fittings installed at the Property at the cost of the Tenant which become Landlord’s fixtures and fittings;

6.2.7                     Not to effect any insurance of the Property against an Insured Risk but if the Tenant effects or has the benefit of any such insurance the Tenant shall hold any insurance moneys upon trust for the Landlord and pay the same to the Landlord as soon as practicable;

6.3                               Suspension of Rent

If the Property (or the means of access thereto) are unfit for occupation and use because of damage by an Insured Risk then (save to the extent that payment of the loss of rent insurance moneys is refused due to the act or default of the Tenant) the Principal Rent (or a fair proportion according to the nature and extent of the damage) shall be suspended until the date on which the Property is again fit for occupation and use and/or accessible.

6.4                               Determination Right

6.4.1                     If the Property (or means of access thereto) is destroyed or damaged by an Insured Risk such that the Property is unfit for occupation and use and shall not be rendered fit for occupation and use within two years and nine months of the date of such damage then either the Landlord or the Tenant may whilst the Property has not been rendered fit for occupation and use terminate the Contractual Term by giving to the other not less than three (3) months’ previous notice in writing PROVIDED THAT if the Property has been rendered fit for occupation and use within three years of the date of such damage then such notice shall be deemed not to have been given.

6.4.2                     Termination of this lease pursuant to the provisions of Clause 6.4.1 shall be without prejudice to the liability of either party for any antecedent breach of the covenants and conditions herein contained (save for Clause 6.1.5 which shall be deemed not to have applied).

6.5                               Uninsured Risks

6.5.1                     For the purposes of this Clause 6.5:

(i)                                     These provisions shall apply from the date on which any Insured Risk becomes an Uninsured Risk but only in relation to the Uninsured Risk;

(ii)                                  References to an Insured Risk becoming an Uninsured Risk shall, without limitation, include the application by insurers of an exclusion, condition or limitation to an Insured Risk to the extent to which such risk thereby is or becomes an Uninsured Risk.

(iii)                               The Landlord shall notify the Tenant in writing as soon as reasonably practicable after it becomes aware that an Insured Risk becomes an Uninsured Risk.

6.5.2                     If during the Term the Property (or part thereof or the means of access thereto) shall be damaged or destroyed by an Uninsured Risk so as to make the Property (or part therefore) unfit for occupation or use or inaccessible:

(i)                                     The Principal Rent and the Service Charge or a fair proportion according to the nature and extent of the damage sustained will not be payable until the earlier of the date on which:

(a)                                 The Property shall again be fit for occupation and use excluding fitting out and replacement of contents and made accessible; or

(b)                                 This Lease shall be terminated in accordance with Clause 6.5.2(ii) or 6.5.5

(ii)                                  The Landlord may within one year of the date of such damage or destruction serve a notice on the Tenant confirming that the Superior Landlord will reinstate the Property (a ‘Reinstatement Notice’) so that the

Property shall be fit for occupation and use and made accessible but if the Landlord fails to serve a Reinstatement Notice on the Tenant by the expiry of such period this Lease will automatically end on the date one year after the date of such damage or destruction.

6.5.3                     Clause 6.5.2(i) shall not apply if an Insured Risk shall have become an Uninsured Risk owing to the act or default of the Tenant or any person deriving title under the Tenant or their respective agents, employees, licensee, invitees or contractors.

6.5.4                     If the Landlord shall have served a Reinstatement Notice the provisions of Clause 6.1.6 shall apply as if the damage has been caused by an Insured Risk

6.5.5                     If the Landlord shall have served a Reinstatement Notice and such reinstatement has not been completed by the date two years and nine months of the date of such damage at any time after that date the Landlord or the Tenant may terminate this Lease by serving not less than three months notice on the other stating that it terminates this Lease, and if by the end of such notice the Property and/or access to it have been reinstated so that the Property is fit for occupation and use and is accessible the notice shall be void and this Lease shall continue in full force and effect.

6.5.6                     Service of a Reinstatement Notice shall not oblige the Landlord to procure that the Superior Landlord replaces any Tenant’s fitting out works or property belonging to the Tenant or any third party.

7                                         Provisos

7.1                               Forfeiture

If any of the following events occur:

7.1.1                     the Tenant fails to pay any of the rents payable under this lease within 21 days of the due date (whether or not formally demanded); or

7.1.2                     the Tenant or Guarantor breaches any of its obligations in this lease; or

7.1.3                     the Tenant or Guarantor being a company incorporated within the United Kingdom

(i)                                     has an Administration Order made in respect of it; or

(ii)                                  passes a resolution, or the Court makes an Order, for the winding up of the Tenant or the Guarantor, otherwise than a member’s voluntary winding up of a solvent company for the purpose of amalgamation or reconstruction previously consented to by the Landlord (consent not to be unreasonably withheld); or

(iii)                               has a receiver or administrative receiver or receiver and manager appointed over the whole or any part of its assets or undertaking; or

(iv)                              is struck off the Register of Companies; or

(v)                                 is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; or

7.1.4                     proceedings or events analogous to those described in Clause 7.1.3 shall be instituted or shall occur where the Tenant or Guarantor is a company incorporated outside the United Kingdom; or

7.1.5                     the Tenant or Guarantor being an individual:

(i)                                     has a bankruptcy order made against him; or

(ii)                                  appears to be unable to pay his debts within the meaning of Section 268 of the Insolvency Act 1986;

then the Landlord may re-enter the Property or any part of the Property in the name of the whole and forfeit this lease and the Term created by this lease shall immediately end,

but without prejudice to the rights of either party against the other in respect of any breach of the obligations contained in this lease;

7.2                               Notices

7.2.1                     All notices under or in connection with this lease shall be given in writing

7.2.2                     Any such notice shall be duly and validly served if it is served (in the case of a company) to its registered office or (in the case of an individual) to his last known address;

7.2.3                     Any such notice shall be deemed to be given when it is:

(i)                                     personally delivered to the locations listed in Clause 7.2.2; or

(ii)                                  sent by registered post, in which case service shall be deemed to occur on the third Working Day after posting.

7.3                               No Implied Easements

The grant of this lease does not confer any rights over the Building or the Adjoining Property or any other property except those mentioned in Part I of the First Schedule, and Section 62 of the Law of Property Act 1925 is excluded from this lease;

8                                         Break Clause

8.1                               Either the Landlord or the Tenant may terminate the Contractual Term on or at any time after the Break Date , by giving not less than six (6) months’ previous notice in writing to the other party;

8.2                               Any notice given by the Tenant shall operate to terminate the Contractual Term only if:

8.2.1                     The Principal Rent reserved by this lease has been paid by the time of such termination; and

8.2.2                     the Tenant yields up the Property free from any subleases and other third party occupational interests on termination;

8.3                               Upon termination the Contractual Term shall cease but without prejudice to any claim in respect of any prior breach of the obligations contained in this lease;

8.4                               If this Lease is terminated in accordance with this clause 8 the Landlord shall promptly reimburse the Tenant in respect of any sums received which relate to a period following termination of this Lease.

8.5                               Time shall be of the essence for the purposes of this Clause.

9                                         Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this lease.

10                                  Environmental Conditions

For the purposes of this clause the expression ‘Environment’ includes air, man made structures and surface or substrata any surface water or ground water, any life form (including human) or eco system and notwithstanding any other provisions of this Lease to the extent that the Property, the Common Parts, Building or Estate are affected by contamination or pollution, the Environment or the presence of any substance harmful to the Environment present or occurring prior to this Lease otherwise than through the act or default of the Tenant or any party under their control (an ‘Environmental Condition’) the Tenant shall not:

10.1                        be responsible for (or contribute to whether by Service Charge or otherwise) any management compliance with statutory requirements, clean up, remediation or containment of any such Environmental Condition; nor

10.2                        be responsible to repair any damage disrepair or injury caused by or arising from any Environmental Condition; nor

10.3                        be responsible to contribute to any cost, fine or liability of any kind arising out of or in any way connected with any Environmental Condition.

11                                  Exclusion of sections 24-28 of the 1954 Act

11.1                             The parties confirm that:

11.1.1              the Landlord served a notice on the Tenant, as required by section 38A(3)(a) of the1954 Act, applying to the tenancy created by this lease, before this underlease was entered into;

11.1.2              LAUREN BRAY who was duly authorised by the Tenant to do so made a statutory declaration dated 20 February 2015 in accordance with the requirements of section 38A(3)(b) of the 1954 Act;

The parties agree that the provisions of sections 24 to 28 of the 1954 Act are excluded in relation to the tenancy created by this lease.

Executed by the parties as a Deed on the date specified above.

The First Schedule

Part I - Easements and Other Rights granted

There are granted to the Tenant (in common with others authorised by the Landlord)

1                                         The right to use the relevant Estate Common Areas and the Common Parts for access to and from the Property and (in the case of the Common Parts) for all purposes for which they are designed;

2                                         Free and uninterrupted use of all existing and future Conduits which are in the Building and the Estate and which serve the Property, subject to the Landlord’s rights to re-route the same subject to there being no unreasonable interruption of services;

3                                         The right to enter the Building (excluding the Lettable Units) to perform Clause 4.4 [repair] on reasonable prior written notice to the Superior Landlord, subject to causing as little inconvenience as practicable and complying with conditions reasonably imposed by the Superior Landlord and making good all physical damage caused;

4                                         The right of support and protection from the remainder of the Building;

5                                         The right to use such areas of the Building as the Superior Landlord from time to time designates for plant and equipment serving only the Property (subject to approval under Clause 4.11.2);

6                                         The right to use 29 parking spaces at the Building in such locations as the Superior Landlord from time to time allocates the initial allocation being shown for identification only coloured yellow on the Plan.

7                                         The right to display signs giving details of the Tenant’s name and business in any of the Signage Zones subject to the Superior Landlord giving its prior approval to the form, design and location of such signs (such approval not to be unreasonably withheld or delayed) and subject to the Superior Landlord retaining control of the installation and removal of any such signs.

8                                         The right to use in common with all others with like rights such cycle racks as may be provided by the Superior Landlord from time to time on the Common Parts.

Part II - Exceptions and Reservations

There are excepted and reserved to the Landlord and Superior Landlord:

1                                         The right to carry out any building, rebuilding, alteration or other works to the Building the Estate and the Adjoining Property (including the erection of scaffolding) notwithstanding any temporary interference with light and air enjoyed by the Property but provided that the Tenant’s use and enjoyment of the Property is not materially compromised;

2                                         Free and uninterrupted use of all existing and future Conduits which are in the Property and serve the Building the Estate or the Adjoining Property;

3                                         Rights of entry on the Property as referred to in Clause 4.18;

4                                         The right to regulate and control in a reasonable manner the use of the Common Parts and Estate Common Areas;

5                                         The right to alter the layout of the roads forecourts footpaths pavements and car parking areas from time to time on the Estate in such manner as the Superior Landlord may reasonably require PROVIDED THAT such alterations do not materially diminish the Tenant’s rights under this lease and that such works do not materially compromise the Tenant’s access to the Property;

6                                         The right of support and protection for other parts of the Building;

7                                         The right in the last six months of the Term to view the Property with prospective tenants upon giving reasonable notice (not to be less than 72 hours) and the right throughout the Term to view the Property with prospective purchasers upon giving reasonable notice (not to be less than 72 hours).

Part III - Encumbrances

The covenants declarations and other matters affecting the Property contained or referred to in the Superior Landlord’s freehold reversionary title number BK102078 as at the date of this lease and the terms of the Superior Lease.

The Second Schedule

Guarantee

1                                 The Guarantor covenants with the Landlord as principal debtor:

1.1                       that throughout the Term or until the Tenant is released from its covenants pursuant to the 1995 Act:

1.1.1                     The Tenant will pay the rents reserved by and perform its obligations contained in this lease;

1.1.2                     The Guarantor will indemnify the Landlord on demand against all Costs arising from any default of the Tenant in paying the rents and performing its obligations under this lease;

1.2                               the Tenant will perform its obligations under any authorised guarantee agreement that it gives with respect to the performance of any of the covenants and conditions in this lease.

2                                         The liability of the Guarantor shall not be affected by:

2.1                               Any time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant’s covenants and obligations;

2.2                               The Landlord’s refusal to accept rent at a time when it would or might have been entitled to re-enter the Property;

2.3                               Any variation of the terms of this lease;

2.4                               Any change in the constitution, structure or powers of the Guarantor the Tenant or the Landlord or the administration, liquidation or bankruptcy of the Tenant or Guarantor;

2.5                               Any act which is beyond the powers of the Tenant;

2.6                               The surrender of part of the Property;

3                                         Where two or more persons have guaranteed obligations of the Tenant the release of one or more of them shall not release the others.

4                                         The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant’s obligations or stand in the Landlord’s place in respect of such security.

5                                         If this lease is disclaimed, and if the Landlord within 6 months of the disclaimer requires in writing the Guarantor will enter into a new lease of the Property at the cost of the Guarantor on the terms of this lease (but as if this lease had continued and so that any outstanding matters relating to rent review or otherwise shall be determined as between the Landlord and the Guarantor) for the residue of the Contractual Term from and with effect from the date of the disclaimer.

6                                         If this lease is forfeited and if the Landlord within 6 months of the forfeiture requires in writing the Guarantor will (at the option of the Landlord):

6.1                               enter into a new lease as in paragraph 5 above with effect from the date of the forfeiture; or

6.2                               pay to the Landlord on demand an amount equal to the moneys which would otherwise have been payable under this lease until the earlier of 6 months after the forfeiture and the date on which the Property is fully relet.

The Third Schedule

Service Charge

Part I - Calculation and payment of the Service Charge

1                                In this Schedule unless the context otherwise requires:

1.1                       Accounting Date means 31 December in each year or such other date as the Landlord notifies in writing to the Tenant from time to time;

1.2                       Accounting Year means the period from but excluding one Accounting Date to and including the next Accounting Date;

1.3                       Estimated Service Charge means the Superior Landlord’s Surveyor’s reasonable and proper estimate of the Service Charge for the Accounting Year notified in writing to the Tenant from time to time;

1.4                       Service Cost means the reasonable and proper costs and expenses paid or incurred by the Superior Landlord in relation to the provision of the Building Services and the Estate Services (including irrecoverable VAT);

1.5                       Tenant’s Share means a fair and reasonable proportion of the Service Cost.

2                                 The Service Charge shall be the Tenant’s Share of the Service Cost in respect of each Accounting Year, and if only part of an Accounting Year falls within the Term the Service Charge shall be the Tenant’s Share of the Service Cost in respect of the relevant Accounting Period divided by 365 and multiplied by the number of days of the Accounting Year within the Term.

3                                 The Superior Landlord shall have the right to adjust the Tenant’s Share from time to time to make reasonable allowances for differences in the services provided to or enjoyable by the other occupiers of the Building or the Estate.

4                                 The Tenant shall pay the Estimated Service Charge for each Accounting Year to the Landlord in advance by equal instalments on the Quarter Days, (the first payment for the period from and including the Service Charge Commencement Date to (but excluding) the next Quarter Day after the Service Charge Commencement Date to be made on the Service Charge Commencement Date); and

4.1                       If the Landlord does not notify an estimate of the Service Charge for any Accounting Year the Estimated Service Charge for the preceding Accounting Year shall apply; and

4.2                       Any adjustment to the Estimated Service Charge after the start of an Accounting Year shall adjust the payments on the following Quarter Days equally.

5                                 As soon as received from the Superior Landlord the Landlord shall serve on the Tenant a summary of the Service Cost and a statement of the Service Charge certified by the Superior Landlord’s Surveyor which shall be conclusive (save in the case of manifest error).

6                                 The difference between the Service Charge and the Estimated Service Charge for any Accounting Year (or part) shall be paid by the Tenant to the Landlord within fourteen days of the date of the statement for the Accounting Year, or allowed against the next Estimated Service Charge payment, or after the expiry of the Term refunded to the Tenant.

7                                The Tenant shall be entitled by appointment within a reasonable time following service of the Service Charge statement to inspect the accounts maintained by the Superior Landlord and the Superior Landlord’s Surveyor relating to the Service Cost and supporting vouchers and receipts at such location as the Superior Landlord reasonably directs.

8                                 For the avoidance of doubt any cost charged as a Service Cost in respect of any element of the Estate Services or of the Building Services shall not be charged as a Service Cost in respect of any other head of charge under which charges are made for services by the Superior Landlord.

Part II - Estate Services

In relation to the Estate the provision of the following services or the Costs incurred in relation to:

1                                  The Common Areas

Repairing, maintaining and (where appropriate) cleaning, lighting and (as necessary) altering renewing, rebuilding and reinstating the Estate Common Areas.

2                                  Conduits

The repair, maintenance and cleaning and (as necessary) replacement and renewal of all Conduits within the Estate Common Areas.

3                                  Plant and machinery

Hiring, operating, inspecting, servicing, overhauling, repairing, maintaining, cleaning, lighting and (as necessary) renewing or replacing any plant, machinery, apparatus and equipment from time to time within the Estate Common Areas or used for the provision of services to the Estate and the supply of all fuel and electricity for the same and any necessary maintenance contracts and insurance in respect thereof.

4                                  Signs

Maintaining and (where appropriate) cleaning and lighting and (as necessary) renewing and replacing the signboards, all directional signs, fire regulation notices, advertisements, bollards, roundabouts and similar apparatus or works.

5                                  Landscaping

Maintaining, tending and cultivating and (as necessary) re-stocking any garden or grassed areas including replacing plants, shrubs and trees as necessary.

6                                  Common facilities

Repairing maintaining and (as necessary) rebuilding as the case may be any party walls or fences, party structures, Conduits or other amenities and easements which may belong to or be capable of being used or enjoyed by the Estate in common with any land or buildings adjoining or neighbouring the Estate.

7                                  Security

Installation, operation, maintenance, repair, replacement and renewal of closed circuit television systems and other security systems.

8                                  Outgoings

Any existing and future rates, taxes, charges, assessments and outgoings in respect of the Estate Common Areas or any part of them except tax (other than VAT) payable in respect of any dealing with or any receipt of income in respect of the Estate Common Areas.

9                                  Transport

The provision of a bus service to and from Didcot or such other transport and/or location (if any) deemed necessary by the Superior Landlord.

10                           Statutory requirements

The cost of carrying out any further works (after the initial construction in accordance with statutory requirements) to the Estate Common Areas required to comply with any statute.

11                           Management and Staff

11.1                The proper and reasonable fees, costs, charges, expenses and disbursements (including irrecoverable VAT) of any person properly employed or retained by the Superior Landlord for or in connection with surveying or accounting functions or the performance of the Estate Services and any other duties in and about the Estate relating to the general management, administration, security, maintenance, protection and cleanliness of the Estate:

11.2                Management costs fees and disbursements in respect of the Estate of 10% of the Service Cost (excluding costs under this clause 11.2).

11.3                Providing staff in connection with the Estate Services and the general management, operation and security of the Estate and all other incidental expenditure including but not limited to:

11.3.1              salaries, National Health Insurance, pension and other payments contributions and benefits;

11.3.2              uniforms, special clothing, tools and other materials for the proper performance of the duties of any such staff;

11.3.3              providing premises and accommodation and other facilities for staff.

12                           Enforcement of Regulations

The reasonable and proper costs and expenses incurred by the Superior Landlord in enforcing the rules and regulations from time to time made pursuant to Clause 4.24 provided that the Superior Landlord shall use all reasonable endeavours to recover such costs and expenses from the defaulting party and provided further that there shall be credited against the Service Cost any such costs recovered.

13                          Insurances

13.1                Effecting such insurances (if any) as the Superior Landlord may properly think fit in respect of the Estate Common Areas the plant, machinery, apparatus and equipment used in connection with the provision of the Estate Services (including without prejudice those referred to in paragraph 3 above) and any other liability of the Superior Landlord to any person in respect of those items or in respect of the provision of the Estate Services.

13.2                Professional valuations for insurance purposes (but not more than once in any two year period);

13.3                Any uninsured excesses to which the Superior Landlord’s insurance may be subject.

14                          Generally

Any reasonable and proper costs (not referred to above) which the Superior Landlord may incur in providing such other services and in carrying out such other works as the Superior Landlord may reasonably consider to be reasonably desirable or necessary for the benefit of occupiers of the Estate.

15                          Anticipated Expenditure

Establishing and maintaining reserves to meet the future costs (as from time to time estimated by the Superior Landlord’s Surveyor) of providing the Estate Services;

16                          Borrowing

The costs of borrowing any sums required for the provision of the Services at normal commercial rates available in the open market or if any such sums are loaned by the Superior Landlord or a Group Company of the Superior Landlord interest at Base Rate.

17                          VAT

Irrecoverable VAT on any of the foregoing.

Part III - Building Services

In relation to the Building, the provision of the following services or the Costs incurred in relation to:

1                                 Repairs to the Building (including lifts and Conduits)

Repair, renewal, decoration, cleaning and maintenance of the foundations, roof, exterior and structure, the lifts and all lift machinery, the Conduits, plant and equipment (which are not the responsibility of any tenants of the Building).

2                                 Common Parts

(a)                          Repair, renewal, decoration, cleaning, maintenance and lighting of the Common Parts and other parts of the Building not comprised in the Lettable Units;

(b)                           Furnishing, carpeting and equipping the Common Parts;

(c)                            Cleaning the outside of all external windows;

(d)                           Providing and maintaining any plants, or floral displays in the Common Parts;

(e)                           Providing signs, nameboards and other notices within the Building including a sign giving the name of the Tenant or other permitted occupier and its location within the Building in the entrance lobby of the Building.

3                                 Heating etc. services

(a)                          Providing heating, air conditioning and ventilation other than to the Lettable Units to such standards and between such hours as the Superior Landlord reasonably decides;

(b)                          Procuring water and sewerage services.

4                                 Fire Fighting and Security

Provision, operation, repair, renewal, cleaning and maintenance of fire alarms, sprinkler systems, fire prevention and fire fighting equipment and ancillary apparatus and security alarms, apparatus, closed circuit television and systems as the Superior Landlord considers appropriate.

5                                 Insurance

5.1                       Effecting such insurances (if any) as the Superior Landlord may properly think fit in respect of the Common Parts and all Superior Landlord’s plant, machinery, apparatus and equipment and any other liability of the Superior Landlord to any person in respect of those items or in respect of the provision of the Building Services;

5.2                       Professional valuations for insurance purposes (but not more than once in any two year period);

5.3                       Any uninsured excesses to which the Superior Landlord’s insurance may be subject.

6                                 Statutory Requirements

All existing and future rates, taxes, charges, assessments and outgoings payable to any competent authority or for utilities except in respect of the Lettable Units.

7                                 Management and Staff

7.1                       The proper and reasonable fees, costs, charges, expenses and disbursements (including irrecoverable VAT) of any person properly employed or retained by the Superior Landlord for or in connection with surveying or accounting functions or the performance of the Building Services and any other duties in and about the Building relating to the general management, administration, security, maintenance, protection and cleanliness of the Building:

7.2                       Management fees and disbursements incurred in respect of the Building of 10% of the Service Cost (excluding costs under this Clause 7.2).

7.3                       Providing staff in connection with the Building Services and the general management, operation and security of the Building and all other incidental expenditure including but not limited to:

(i)                              salaries, National Health Insurance, pension and other payments contributions and benefits;

(ii)                           uniforms, special clothing, tools and other materials for the proper performance of the duties of any such staff;

(iii)                        providing premises and accommodation and other facilities for staff.

8                                  General

8.1                       Establishing and maintaining reserves to meet the future costs (as from time to time estimated by the Superior Landlord’s Surveyor) of providing the Building Services;

8.2                       Any reasonable and proper costs (not referred to above) which the Superior Landlord may incur in providing such other services and in carrying out such other works as the Superior Landlord may reasonably consider to be reasonably desirable or necessary for the benefit of occupiers of the Building.

8.3                       The costs of borrowing any sums required for the provision of the Services at normal commercial rates available in the open market or if any such sums are loaned by the Superior Landlord or a Group Company of the Superior Landlord interest at Base Rate.

9                                 VAT

Irrecoverable VAT on any of the foregoing.

Fourth Schedule

Building Specification

SPECIFICATION

&

SCOPE OF WORKS

FOR

OFFICE FITOUT

AT

EAST WING, GROUND FLOOR

UNIT 91

MILTON PARK

ABINGDON

Date: 28th May 2013

ITEM	SCOPE OF WORK : FITOUT OF 91 MILTON PARK	QTY	£

1.00	General

1.01

Concise and clear site signage will be required for the duration of the works for which the contractor should allow for. The signage must also comply with statutory duties under the Health & Safety at Work Act 1974 etc., the Construction (Design and Management) Regulations 2007 and obligations under the Occupiers Liability Acts.

1.02

Quantities are to be treated as provisional and will be subject to final confirmation by the contract administrator. This schedule is not measured in accordance with SMM7 and claims arising thereby will not be acceptable. The contractor shall be deemed to have included all necessary works arising to completion whether specified or implied including all making good as required to substrates and finishes. No claims for extras in this respect will be accepted.

1.03	It is the contractor’s responsibility to visit site and ascertain all factors likely to affect the implementation of this contract, and to allow as required for such eventualities within his tender.

1.04	The contractor is to provide all personal protective equipment as may be required to completion.

1.05

Provide erect and maintain full access equipment, towers, scaffold, safety rails, tarpaulins, netting, screens, fans etc all as necessary in order to carry out the works, and in accordance with the preliminaries and Health & Safety plan and finally remove away from site on completion. The contractor must state how he is to carry out the works to satisfy current health and safety requirements and provide method statements in support.

1.06	The contractor must extend all due courtesy and care to the ground floor tenants at all times. The ground floor tenant has a 24 hour operation.

1.07	The contractor shall not be permitted to smoke in any area. Under no circumstances are alcohol or

ITEM	SCOPE OF WORK: FITOUT OF 91 MILTON PARK	QTY	£

drugs to be brought onto, or consumed on, the site. Any tradesmen failing to comply with this request will be asked to leave site at the discretion of the CA.

1.08	Photo identification badges will be required for tradesman including subcontractors to wear at all times whilst on-site.

1.09	Working hours will be 8am - 5pm weekdays. Weekend and out of hours working to be by negotiation.

1.10	Provide all necessary site management which is to include a working foreman for the duration of the works.

1.11	Obtain all necessary Building Control approvals for the works and provide a certificate on completion.

1.12	The Contractor will be required to adopt the role of Principle Contractor in accordance with the CDM Regulations and to provide a Health and Safety File on completion.

1.13	The Contractor is to allow for the removal of all waste generated by the works and which must be disposed of in accordance with the Waste Management Regulations.

1.14	Allow for a Builders Clean on Completion of the Works.

2.00	Site setup

2.01	Contractor to undertake a full photographic schedule of condition on all common parts prior to work.

2.02	Supply and install all protection to common areas . Contractors primary entrance to be the fire escapes at either end of the building.

2.03	Supply and install protection to as installed finishes that are to be retained on site.

ITEM	SCOPE OF WORK : FITOUT OF 91 MILTON PARK	QTY	£

2.04	Allow for temporary heating, power & lighting during the works as necessary.

2.05	Provide meeting facilities for client meetings.

2.06	Ensure that the electrical system is isolated prior to undertaking work.

3.00	Enabling works/strip out

South –East Wing – Office Area

3.01	Strip out and remove from site all plasterboard partitions identified on the Drawing

3.02	Strip out and remove from site all suspended ceilings identified on the Drawing.

3.03	Up-lift and remove from site all carpet tiles as identified on the Drawing.

North-east Wing - Lab Areas

3.04	Strip out and remove from site all fixtures, fittings and stickers.

3.05	Strip out and remove from site the vinyl flooring to both labs and adjacent corridor

3.06	Strip out and set aside for reuse the suspended ceiling to enable mechanical works to take place.

3.07	Strip out lab benching and set aside for re-use following installation of new floor finish.

4.00	Walls

4.01	Demountable partitions to be constructed from Logika 3000 range, to match existing. Partitions to be a mix of solid and glazed as per the drawing.

ITEM	SCOPE OF WORK : FITOUT OF 91 MILTON PARK	QTY	£

Acoustic fibre insulation quilt to be fixed above walls up to underside of ceiling slab.

4.02	Allow for applying manifestation to glazed partitions as per drawing.

5.00	Floors

5.01	Lay Interface Flooring Transformations carpet tiles in accordance with manufacturers instructions. Leave one box of floor tiles with the occupier for spares. Colour to match existing.

5.02

Lay Altro Walkway 20 vinyl flooring to both labs and adjacent corridor. (Colour: Dolphin VM 2010). Vinyl to be laid on leveling screed as necessary and laid in accordance with the manufacturers instructions.

6.00	Ceilings

6.01	Allow to supply and fit new suspended ceiling . Ceiling tiles to be 600mm tegular Armstrong Dune Max or similar. Include for all ceiling hangers and creation of angles to match existing ceiling.

7.00	Joinery

7.01	Allow to supply and fit 4no new doors , to be walnut veneer to match existing. Doors to be full height with DDA vision panel. Ironmongery to be satin stainless steel to match existing.

7.02	Supply and fit 100mm MDF skirtings to all new partitions, leave ready to decorate.

7.03	Make good to raised access floor in areas disturbed by the works.

ITEM	SCOPE OF WORK : FITOUT OF 91 MILTON PARK	QTY	£

7.04	Re-locate floor boxes to suit new layout.

7.05

Form dwarf wall beside access ramp of metal stud partition to a height of 1100mm, faced on both sides with two layers of 12.5mm plasterboard, taped and jointed ready to receive decorations and capped with softwood timber board, min 18mm thick.

7.06	Allow a provisional sum of £2500 for Lab bench alterations.

8.00	Decorations

8.01	Decorate all new partitions with 2no coats of Crown vinyl matt emulsion. Where partitions have a suspended ceiling allow to redecorate walls just above ceiling level. Colour to be confirmed.

8.02	Apply 1 no coat primer, 1 no undercoat and 1 no coat Crown high gloss paint to new joinery. Colour to be confirmed.

8.03	Allow to redecorate existing walls. Paint finish to be emulsion matt from Crown vinyl matt emulsion.

8.04	Allow to redecorate all existing previously painted timberwork, one undercoat and one coat gloss, including all skirtings, doors, door frames etc..

8.05	Wash down all suspended ceiling tiles in Main Cell Labs 1 and 2

9.00	Electrical Works

9.01	Strip out existing electrical items and light fittings to new office pod area.

9.02	Supply and install new light fittings to office pod area, to be Stratus 600 x 600 modular light fittings, FMF 0C2S55, 55 watt central louvre layin.

ITEM	SCOPE OF WORK : FITOUT OF 91 MILTON PARK	QTY	£

9.03	Re-lamp and clean light fittings Target Validations Lab and Development Lab.

9.04	Undertake electrical testing and emergency lighting testing and provide certificate on completion.

9.05

Undertake modifications to existing Gant fire alarm system following removal of walls and ceilings, supplying and fitting new sounders and smoke defectors as necessary and provide certificate on completion.

9.06	Supply and fit all necessary power supplies to mechanical installations as specified below.

10.00	Mechanical Installation Works

10.01	Validation: Carry out system validation on 1 No Mitsubishi VRF system serving the ground floor west wing and basebuild ventilation systems.

10.02

Split System Decommissioning & Removal: Decommission and remove completely 2No Mitsubishi Mr Slim split systems located in rooms G4 and G12.1. R410a and R407c refrigerant contained in the systems to be safely reclaimed and disposed of. The compressors to be sent to a registered recycling facility to removal all oils. Hazardous waste transfer certificates for the refrigerant and oil to be issued on completion.

10.03

Split System Decommissioning & Removal: Decommission and remove completely 2No Mitsubishi Mr Slim split systems located in rooms G4 and G12.1. R410a and R407c refrigerant contained in the systems will be safely reclaimed and disposed of. The compressors will be sent to a registered recycling facility to removal all oils. Hazardous waste transfer certificates for the refrigerant and oil will be issued on completion.

ITEM	SCOPE OF WORK : FITOUT OF 91 MILTON PARK	QTY	£

10.04

R22 VRF Reconfiguration Works: VRF systems C03,07 & 08 serve fan coil units on the ground and the first floor. Temporarily decommission all systems allowing for out of hours working to avoid service disruption to the first floor. Remove fan coil units 03/A & B from system C03. Remove fan coil unit 22 from system 07. Remove fan coil unit 23 from system 08. Re- commission systems.

10.05

R22 High Static Laboratory split system Replace Technology Works: Daikin Systems 6,7 & 8 and Mitsubishi systems 9,10,11 & 12 all operate on R22 refrigerant. R22 refrigerant contained in the systems will be safely reclaimed and disposed of. The compressors will be sent to a registered re-cyling facility to remove all oils. Hazardous waste transfer certificates for the refrigerant and oil will be issued on completion. The interconnecting refrigeration pipework will be retained for reuse with new R410a equipment. Replace existing systems with 4No Mitsubishi Electric PEA-RP250GAQ & PUHZ-RP250YKA and 3No PEA-RP200GAQ & PUHZ-RP200YKA.

10.06

Full Function Air Conditioning: To supply, install, test and commission 1 No Denco MSU7XH floor/wall fan coil unit connected to 1 No Denco CS28 condensing unit located in the ground floor east wing compound. The unit will provide +/-1 deg C temperature control. The system has been selected to provide 4.5kW sensible cooling at 21 deg C room temperature and 50% RH.

10.07

North East VRF Installation: To supply, install, test and commission 1 No new Mitsubishi Electric VRF heat recovery system. System to serve rooms G11, G12, G12.1, G12.3, G13.1 and G13.2. The system will consist of 2No ducted units and 5No 600 x 600 4 way throw ceiling cassettes. Each area would be fitted with a room controller.

10.08

South East VRF Installation: To supply, install, test and commission 1 No new Mitsubishi Electric VRF heat recovery system. System to serve rooms G14.1, G19, G20, G21, G22 & G23. The system will consist of 2No 950 x 950 4 way throw cassettes and 5No 600 x 600 4 way throw, ceiling cassettes. Each area would be fitted with a room controller.

ITEM	SCOPE OF WORK : FITOUT OF 91 MIITON PARK		QTY	£

10.09	Plumbing - To supply and install 3No wash hand basins and associated plumbing to Main Cell Labs 1,2 & 3	.

Ventilation: Extend fresh air and extract ventilation into 7No rooms. Upgrade extract ventilation ductwork to serve rooms G11, G12.1 and G12.2. Remove cleanroom (G13.2) AHU. Alter / reconnect fresh air ductwork to new VRF cassettes.

Commissioning: Rebalance / re-commission ground floor ventilation systems. Works ensure a positive pressure is achieved in the main laboratory.

Air Conditioning Central Controller: Supply and install 1 No Mitsubishi Electric GB50ADA central controller & MOD-IP/50 Modbus interface to integrate the new air conditioning systems with the BMS system.

Supply O and M manuals and as built drawings on completion.

ITEM	SCOPE OF WORK : FITOUT OF 91 MILTON PARK	QTY	£

COLLECTION

1.00	General

2.00	Site setup

3.00	Enabling work/strip out

4.00	Walls

5.00	Floors

6.00	Ceilings

7.00	Joinery

8.00	Decorations

9.00	Electrical Works

10.00	Mechanical Installation Works

LEASE PARTICULARS

Date of Lease	:	2 MARCH 2015
Original Landlord	:	IMMUNOCORE LIMITED (Company number 06456207)
90 Milton Park Abingdon Oxfordshire OX14 4RY
Original Tenant	:	ADAPTIMMUNE LIMITED (Company number 06456741)
Property	:	91 Milton Park Abingdon Oxfordshire OX14 4RY
Floor Area	:	576 square metres (6,200 square feet) net internal
Contractual Term	:	From and including the date of this lease to and including 21st September 2020
Initial Principal Rent	:	ONE HUNDRED AND THIRTY THOUSAND POUNDS (£130,000) per annum
Service Charge Commencement Date	:	The date of this lease
Principal Rent and Service Charge Payment Dates	:	Quarterly: 25 March, 24 June, 29 September and 25 December
Insurance Commencement Date	:	The date of this lease
Permitted Use: (1987 Order)	:	B1
Parking Spaces	:	29
Security of Tenure: Landlord and Tenant Act 1954	:	Excluded

EXECUTED AS A DEED by IMMUNOCORE LIMITED acting by a sole director in the presence of a witness

/s/ Eliot Forster

Director	Eliot Forster

Witness Signature	/s/ Martin Billings

Witness Name	Martin Billings

Witness Address	25A Western Avenue
Milton Park
Abingdon, Oxfordshire

Witness Occupation	Solicitor

EXECUTED AS A DEED by
ADAPTIMMUNE LIMITED
acting by a sole director in the	/s/ Ian M. Laing
presence of a witness
Director	Ian M. Laing

Witness Signature	/s/ M. Henry

Witness Name	Margaret Henry

Witness Address	64 The Phelps
Kidlington
Oxon OX5 1SU

Witness Occupation	Company Secretary